EXHIBIT 23.1 - Consent of Independent Registered Accountant

                               BOBBY J. HUTTON
                         Certified Public Accountant
                            4824 Courtside Drive
                           Fort Worth, Texas 76113
                                 817 263 8666
                               October 31, 2012


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission of our reports dated October 31, 2012 relating to the financial statements of Signal Advance, Inc. for years ending December 31, 2010, December 31, 2011 and the nine month interim period ending September 30, 2012, respectively, which appear in such Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant

Fort Worth, Texas

October 31, 2012